Exhibit 23.1
Consent BDO Seidman, LLP, Independent Registered Public Accounting Firm
iPass, Inc.
Redwood Shores, California
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-107315, 333-118295, 333-130064, and 333-131879) of iPass, Inc. of our report dated January 10, 2006, relating to the consolidated financial statements and schedule of GoRemote Internet Communications, Inc, which appears in this Current Report on Form 8-K/A.
BDO Seidman, LLP
San Francisco, California
April 28, 2006